UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 28, 2024

Spectaire Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40976	98-1578608
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

155 Arlington St., Watertown, MA	02472
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 213-8991

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

*	Effective as of August 7, 2024, registrant was delisted from Nasdaq and its common stock is now quoted on the over-the-counter market under the trading symbol “SPEC” and its public warrants under the trading symbol “SPECW.”

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 28, 2024, Chris Grossman resigned as Chief Executive Officer of Spectaire Holdings Inc. (the “Company”) and, on October 29, 2024, Brian Semkiw replaced Mr. Grossman as Chief Executive Officer. Mr. Semkiw is currently a director of the Company and served as the Chief Executive Officer of the Company immediately prior to Mr. Grossman’s service. As compensation for his services as Chief Executive Officer, Mr. Semkiw will receive an annual base salary of $120,000. Information regarding Mr. Semkiw has been disclosed previously in the Company’s filings with the Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Spectaire Holdings Inc.

Date: November 1, 2024	By:	/s/ Brian Semkiw
	Name:	Brian Semkiw
	Title:	Chief Executive Officer

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